Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of November 8, 2007 among Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”), Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company” and, together with KKDC, the “Companies”), and Douglas R. Muir (the “Executive”).

WHEREAS, the Companies and the Executive entered into an Employment Agreement dated as of April 23, 2007 (the “Agreement”);

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Companies and the Executive hereby agree as follows:

1.  The third sentence of Section 4.01 of the Agreement is amended to read in its entirety as follows:

“Annually during the Employment Period the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board or its Compensation Committee, in their discretion, the Executive’s Base Salary may be increased but not decreased.”

2.  Section 5.03 of the Agreement is amended to add the following at the beginning of the first sentence thereof:

“Except as otherwise set forth in Section 5.09 below,”

3.  Section 5.03 of the Agreement is also amended by deleting the following therefrom:  “(i) if such termination of employment is within two years after a Change in Control, such payments shall be made in a lump sum upon such termination of employment, and (ii)” and inserting a comma in its place.

4.  Section 5.05 of the Agreement is amended by deleting “Section 5.02 or 5.03” therefrom and inserting “Section 5.02, 5.03 or 5.09” in its place.

5.  Section 5.09 of the Agreement is amended to read in its entirety as follows:

“SECTION 5.09  Termination for Good Reason or Without Cause Following a Change in Control.  If the Employment Period shall be terminated within two years after a Change in Control (a) by the Executive for Good Reason, or (b) by the Companies not for Cause, then Executive’s compensation and benefits upon termination shall be governed by this Section 5.09 instead of the provisions of Section 5.03 above, and, provided the Executive has executed an irrevocable (except to the extent required by law, and to the extent required by law to be revocable, has not revoked) general release of claims, in the form attached hereto as Exhibit A, the Executive shall be entitled solely to the following: (i) Base Salary through the Date of Termination; (ii) an amount equal to two times the sum of his Base Salary and his target annual bonus for the year of termination, provided that, the Executive shall be entitled to any unpaid amounts only if the Executive has not breached and does not breach the provisions of Sections 6.01, 7.01, 8.01 or 9 below; (iii) a bonus for the year of termination of employment equal to the Executive’s target annual bonus for such year pro rated for the number of full months during the bonus year prior to such termination of employment; and (iv) medical benefits as provided in Section 5.05. The Executive’s entitlements under any other benefit plan or program shall be as determined thereunder, except that duplicative severance benefits shall not be payable under any other plan or program.   In addition, promptly following any such termination, the Executive shall be reimbursed for all Reimbursable Expenses incurred by the Executive prior to such termination.  The amounts due under clauses (i), (ii) and (iii) of this Section 5.09 shall be paid in a lump sum upon termination of employment.”

6.  The reference to “Section 5.03” in Section 12.01 of the Agreement is changed to “Article 5 hereof.”

7.  Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

8.  All questions concerning the construction, validity and interpretation of this Amendment and the Agreement will be governed by internal law of the State of North Carolina, without regard to principles of conflict of laws.

9.  This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KRISPY KREME DOUGHNUT CORPORATION

By: /s/ Sandra K. Michel
Printed Name: Sandra K. Michel
Title: General Counsel

KRISPY KREME DOUGHNUTS, INC.

By: /s/ Daryl G. Brewster
Printed Name: Daryl G. Brewster
Title: Chief Executive Officer

/s/ Douglas R. Muir
Douglas R. Muir